UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2019

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on July 1, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) commenced voluntary cases (the “Cases”) under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On July 2, 2019, the Bankruptcy Court entered an order approving the joint administration of the Cases under the caption In re Weatherford International plc, et al.  On September 9, 2019, the Company filed with the Bankruptcy Court the proposed Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors, dated September 9, 2019, as described below (as amended, modified or supplemented from time to time, the “Plan”).

On September 11, 2019, the Bankruptcy Court entered an order, Docket No. 343 (the “Confirmation Order”), confirming the Plan.

The Company expects that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied and on a date selected in consultation with the Required Consenting Noteholders (as defined in the Plan). Although the Company is targeting occurrence of the Effective Date before the year end, the Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that further amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Plan of Reorganization

The Plan contemplates the following treatment of claims against and interest in the Company:

•	Holders of claims under the Company’s First Lien Term Loan Agreement and 364-Day Credit Agreement were paid in full in cash from the proceeds of the DIP Facility upon entry of an interim order of the Bankruptcy Court approving the DIP Facility;
•	Holders of claims under the Company’s DIP Facility and A&R Revolving Credit Facility will be paid in full in cash on the Effective Date;
•	Holders of claims under the Company’s existing unsecured notes (the “Noteholders”) will receive their pro rata share of (i) 99.0% of the newly issued common stock (the “New Common Stock”) of the reorganized Company, subject to dilution on account of the equity issued pursuant to the Management Incentive Plan (as defined below) and the New Common Stock issuable in respect of the Warrants (as defined below); and (ii) up to $2.1 billion aggregate principal amount of new senior unsecured notes (the “Exit Notes”). The Exit Notes will consist of (i) $500 million of new takeback notes and (ii) up to $1.6 billion of new notes issued for cash, which will be issued to holders of subscription rights issued in a rights offering and will be fully backstopped by certain members of the Ad Hoc Noteholder Committee;
•	Holders of general unsecured claims will be paid in the ordinary course of business; and
•	Holders of the Company’s existing ordinary shares will receive, subject to the terms and conditions of the Plan, their pro rata share of (i) 1% of the New Common Stock in the reorganized Company, subject to dilution on account of the Management Incentive Plan and the Warrants, and (ii) four-year warrants representing the right to purchase 10% of the New Common Stock (the “Warrants”), subject to dilution on account of the equity issued pursuant to the Management Incentive Plan, with a strike price to be set at an equity value at which the Noteholders would receive a recovery equal to par as of the date of the commencement of the Cases in respect of the existing unsecured notes and all other general unsecured claims that are pari passu with the existing unsecured notes.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Company, which will be discharged on the Effective Date. All of the Company’s existing ordinary shares will be extinguished by the Plan.

Post-Emergence Governance and Management

As of the Effective Date, the existing corporate governance documents will be amended and restated or terminated, as necessary. The board of directors of the reorganized Company (the “New Board”) will be composed of seven directors, one of whom will be Mark A. McCollum, the chief executive officer (the “CEO”) of the Company, and six of whom will be designated by the Ad Hoc Noteholder Committee, in consultation with the CEO.

Management Incentive Plan

As soon as reasonably practicable after the Effective Date, the reorganized Company will adopt a management incentive plan (the “Management Incentive Plan”), which will reserve up to 5.0% of the New Common Stock in the reorganized Company on a fully diluted basis, and which will be on the terms and conditions (including any and all awards granted thereunder) to be determined at the discretion of the New Board.

Settlement of Claims and Releases

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Cases. Unless otherwise specified, the settlements, distributions, and other benefits provided under the Plan, including the release and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

Item 7.01	Regulation FD Disclosure.

In connection with the Confirmation Order, the Company issued a press release on September 13, 2019, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including the exhibit hereto, are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to consummate a plan of reorganization in accordance with the terms of the Restructuring Support Agreement; risks attendant to the bankruptcy process, the outcomes of Bankruptcy Court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of any debtor-in-possession credit facility that we have entered into in connection with the Cases and restrictions imposed by the Bankruptcy Court; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors, dated September 9, 2019 (incorporated by reference as Exhibit 99.1 of Weatherford International plc’s Form 8-K filed on September 10, 2019, File No. 001-36504).
99.1	Press release dated as of September 13, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: September 13, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary